Exhibit 99.1

PACIFIC GAS & ELECTRIC COMPANY
SAN DIEGO GAS & ELECTRIC COMPANY
SOUTHERN CALIFORNIA EDISON COMPANY
SOUTHERN CALIFORNIA GAS COMPANY

November 25, 2014

VIA ELECTRONIC MAIL

Mr. Paul Clanon, Executive Director
California Public Utilities Commission
505 Van Ness Avenue
San Francisco, CA 94102

Re: Joint Request for Extension of 2015 Cost of Capital Filing Date

Dear Mr. Clanon:

Pursuant to Rule 16.6 of the Commission’s Rules of Practice and Procedure, Pacific Gas & Electric Company (PG&E), San Diego Gas & Electric Company (SDG&E), Southern California Edison Company (SCE), and Southern California Gas Company (SoCalGas), referred collectively in this letter as Joint Investor-Owned Utilities (Joint IOUs), request an extension of the date by which each utility listed above must file the next cost of capital application, currently scheduled to be filed on April 20, 2015. The Office of Ratepayer Advocates (ORA) and The Utility Reform Network (TURN) have been consulted, and both support this request.

The Joint IOUs request approval to postpone filing their respective cost of capital applications for one year until April 20, 2016, and extend the Cost of Capital Adjustment Mechanism (CCM) as approved in D.08-05-035 until that new filing date.

The CCM, which the Commission established in 2008, provides a mechanism for the Joint IOUs to automatically adjust their return on equity (ROE) and their weighted average cost of debt when utility bond interest rate changes during the years that the utilities are not required to file a cost of capital application. This mechanism protects both Joint IOUs and ratepayers against a rate of ROE and cost of debt that is not just and reasonable.

Interest rates have remained stable since the last cost of capital filing in 2012. When the Joint IOUs filed their previous individual applications in April 2012, the 30-year U.S. Treasury rate was 3.18%. Treasury rates continue to remain at stable levels and are 3.04% for October 2014. The current Moody’s Bond Yield Averages for Public Utilities also remain stable, and today are within 10 basis points of rates at the time of the Commission’s Final Decision for the 2012 Cost of Capital application in December 2012.
Although financial markets are relatively stable at this time, should there be a significant move in interest rates, upward or downward, the CCM will adjust rates appropriately and provide the return that the Joint

_________________________________

[1]	Decision (D.)12-03-015, Phase 2 Decision on the Cost of Capital Adjustment Mechanism and Correction of Phase 1 Decision Typographical Errors

[2]	Federal Reserve Economic Data, http://research.stlouisfed.org/fred2/.

Exhibit 99.1

IOUs require to attract capital and maintain investment grade credit ratings as established by the United States Supreme Court in the Bluefield and Hope cases.

Additionally, postponing the filing by one year will alleviate administrative costs and burden on the Commission and other parties that participate in the cost of capital proceedings. It will reduce administrative costs as well as costs for external expert witnesses and travel. Postponing the filing will also relieve the parties of preparing testimony, conducting analysis, and other work associated with cost of capital proceedings.

For these reasons the Joint IOUs believe that a request for a postponement of the cost of capital filing date from April 20, 2015 to April 20, 2016 is prudent and in the best interests of both Joint IOUs and ratepayers.

Very truly yours,

_________________________

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The Federal Power Commission v. Hope Natural Gas Company, 320 U.S. 591 (1944) and Bluefield Water Works & Improvement Company v. Public Service Commission of the State of Virginia, 262 U.S. 679 (1923).

Exhibit 99.1

/s/ Steven Malnight
____________________________
Steven Malnight
Senior Vice President - Regulatory Affairs
Pacific Gas & Electric Company
77 Beale St.
San Francisco, CA 94105

/s/ Lee Schavrien
_____________________________
Lee Schavrien
Senior Vice President - Finance, Regulatory and Legislative Affairs
San Diego Gas & Electric Company
8326 Century Park
San Diego, CA 92123

cc: Service List for A.12-04-015, et al.

/s/ Maria Rigatti
_____________________________
Maria Rigatti
Senior Vice President and Chief Financial Officer
Southern California Edison Company
2244 Walnut Grove Ave,
Rosemead, CA 91770

/s/ Lee Schavrien
_____________________________
Lee Schavrien
Senior Vice President - Finance, Regulatory and Legislative Affairs
Southern California Gas Company
555 West Fifth St.
Los Angeles, CA 90013

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